SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2004

Commission File No. 1-6776

Centex Corporation

A Nevada Corporation
IRS Employer Identification No. 75-0778259
2728 N. Harwood
Dallas, TX 75201
(214) 981-5000

Commission File No. 1-9624

3333 Holding Corporation

A Nevada Corporation
IRS Employer Identification No. 75-2178860
2728 N. Harwood
Dallas, TX 75201
(214) 981-6770

Item 5. Other Events.

Centex Corporation (NYSE: CTX) announced today that it has set February 25, 2004 as the meeting date for a special meeting of stockholders to consider proposals to amend its charter to increase Centex’s authorized common stock from 100 million to 300 million shares and to terminate the tandem trading relationship with 3333 Holding Corporation (Holding Corp.) and Centex Development Company, L.P. (CDCLP), whose securities currently trade in tandem with common stock of Centex. The record date for the stockholders’ meeting has been set for January 23, 2004. If the charter amendment is approved, Centex plans to effect a two-for-one stock split in the form of a stock dividend on March 12, 2004, and the record dated for the stock split will be close of business on February 29, 2004.

If approved, the termination of the tandem trading relationship will become effective at the close of business of February 29, 2004, and, for their beneficial interests in Holding Corp. and CDCLP, stockholders of record on February 29, 2004 will receive an amount equal to $.02 per share of Centex common stock, payable on March 10, 2004. As a result of this transaction, Holding Corp. and CDCLP will become subsidiaries of Centex Corporation.

Proxy materials relating to these proposals will be mailed to stockholders on or about January 28, 2004.

Item 7. Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release dated January 14, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION

By:	/s/ Raymond G. Smerge

Name: Raymond G. Smerge
Title: Executive Vice President, Chief Legal Officer and Secretary

Date: January 14, 2004.

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated January 14, 2004

4